UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 29, 2015

Rand Capital Corporation
(Exact Name of Registrant as Specified in Charter)

New York	811-1825	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rand Building, Buffalo, NY	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 716-853-0802

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 29, 2015, the Board of Directors of Rand Capital Corporation (the "Company") increased the size of the Board of Directors from six directors to eight directors and elected Robert ("Rob") S. McLeese and E. Wycliffe (Cliff) Orr, Jr. to fill the two newly created directorships. The Company's press release announcing the new directors is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Compensatory arrangements for Mr. McLeese and Mr. Orr will be consistent with the Company's previously disclosed standard arrangements for non-employee directors. These arrangements are described in the Company's definitive proxy statement for its 2014 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 18, 2014, under the heading of "Director Compensation", which disclosure is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release dated January 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2015	Rand Capital Corporation
	By:	/s/ ALLEN F. GRUM Allen F. Grum President and Chief Executive Officer